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Exhibit 10.94

AMENDMENT ONE
To
Countrywide Financial Corporation
ERISA Nonqualified Pension Plan

        Countrywide Financial Corporation (the "Company") wishes to amend the Countrywide Financial Corporation ERISA Nonqualified Pension Plan (the "Plan") to change the name of the Plan; provide for continued vesting of benefits upon retirement or other termination of employment and to provide that the Countrywide Financial Corporation Administrative Committee shall be the administrator of the Plan.

          1.     The name of the Plan is changed to the "Capital Markets ERISA Nonqualified Pension Plan."

          2.     Paragraph 3.4 (a) is hereby deleted in its entirety and new Paragraph 3.4 (a) is inserted in its place as follows:

          "(a) Notwithstanding anything to the contrary contained in Section 3.3, in the event of a Participant's Covered Termination, or upon a Participant's death while employed by an Employer or Disability, any amounts which are not vested in accordance with Section 3.3, shall immediately become vested and nonforfeitable. Upon a Participant's Termination of Employment or Retirement, the Committee in its sole discretion may provide that any amounts that are not vested in accordance with Section 3.3 shall either (i) immediately become vested and nonforfeitable or (ii) shall continue to vest as though the Participant remained in continuous service as an Employee, subject to such conditions as the Committee in its sole discretion may impose for such continued vesting, including, without limitation, requiring the Participant to refrain from competing with any Employer during the period of continued vesting."

          3.     Paragraph 3.4(b) is hereby deleted in its entirety and new Paragraph 3.4(b) is inserted in its place as follows:

          "(b) Notwithstanding subsection 3.4(a) above, upon a Participant's Termination of Employment, the applicable vesting schedule for amounts described in Section 3.3 shall not be accelerated to the extent that the Committee determines that such release and/or acceleration would cause a loss of an Employer's tax deductions associated with such amounts under section 280G of the Code. Pursuant to such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of section 280G. In such case, the Committee must provide to the Participant within ninety (90) days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting Firm"). The opinion shall state the Accounting Firm's opinion that any limitation in the vested percentage and/or released percentage hereunder is necessary to avoid the limits of section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

          4.     Section 13.1 is hereby deleted in its entirety and new Section 13.1 is inserted in its place as follows:

          "Committee Duties: Except as otherwise provided in this Article 13, this Plan shall be administered by the Countrywide Financial Corporation Administrative Committee for Employee Benefit Plans. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, (ii) decide or resolve any and all questions including interpretations of this Plan, and (iii) delegate such duties to individuals or other Committees as it deems necessary as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company."

        The Company has caused this Amendment One to be signed by its duly authorized officer this 23rd day of July, 2004.

Countrywide Financial Corporation
	By:	/s/ Leora I. Goren Leora I. Goren Managing Director, Human Resources
Attest:
/s/ Gerard A. Healy Gerard A. Healy Assistant Secretary

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  Exhibit 10.94
AMENDMENT ONE To Countrywide Financial Corporation ERISA Nonqualified Pension Plan